UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2015 (January 11, 2015)

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3041 W. Pasadena Dr., Boise, ID 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2015, MWI Veterinary Supply, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AmerisourceBergen Corporation, a Delaware corporation (“Parent”), and Roscoe Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub has agreed to commence a cash tender offer (the “Offer”), within 10 business days following the date of the Merger Agreement, for all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $190.00 per Share, net to the seller in cash, without interest, less any applicable withholding taxes.

The obligation of Merger Sub to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration of the Offer that number of Shares that, when added to the Shares then owned by Parent and its subsidiaries, would represent at least a majority of the Shares outstanding on a fully diluted basis as of the expiration of the Offer.  The consummation of the Offer is also subject to the satisfaction of other customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The consummation of the Offer is not subject to any financing condition.

As soon as practicable following the completion of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent, pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the Merger.

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares then owned by the Company, Parent or Merger Sub and (ii) Shares that are held by any stockholder of the Company who properly demands appraisal in connection with the Merger) will cease to be issued and outstanding, will be canceled, will cease to exist and will be converted into the right to receive $190.00 per Share in cash, without interest, less any applicable withholding taxes (the “Merger Consideration”).

Each stock option of the Company outstanding immediately prior to the acceptance for payment of the Shares by Merger Sub (the “Offer Closing”) will become fully vested and exercisable as of the Offer Closing. Each stock option that is outstanding and unexercised immediately prior to the Effective Time, will be canceled at the Effective Time and converted into the right to receive (i) the excess, if any, of the Merger Consideration over the exercise price per share of the stock option, multiplied by (ii) the number of Shares subject to the stock option. Effective as of the Offer Closing, each unvested restricted stock award of the Company outstanding immediately prior to the Offer Closing will become fully vested with the restrictions thereon lapsing. The vested restricted stock awards will be treated identically to all other Shares with respect to the payment of the Merger Consideration.

The Merger Agreement contains certain restrictions, subject to certain exceptions described below, on the Company’s ability to initiate, solicit or knowingly encourage or facilitate an alternative acquisition proposal, to furnish any person with non-public information about the Company or to engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding an alternative acquisition proposal. These restrictions will continue until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the Offer is consummated. Notwithstanding this limitation, prior to any acceptance by Merger Sub of shares of Common Stock pursuant to the Offer, the Company may under certain circumstances provide information to third parties and participate in discussions and negotiations with respect to any unsolicited alternative acquisition proposal that the Company’s board of directors has determined constitutes or could reasonably be expected to result in a “Superior Proposal” (which is generally defined to refer to a bona fide written acquisition proposal that the Company’s board of directors determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisor, is (i) more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement, taking into account all of the terms and conditions of acquisition proposal (including the expected timing and of consummation of the transactions contemplated by such acquisition proposal) and the Merger Agreement (including any changes to the terms of the Merger Agreement committed to by Parent to the Company in writing in response to such acquisition proposal), and (ii) is reasonably capable of being completed in accordance with its terms, taking into account the financial, regulatory, legal and other aspects and terms of such acquisition proposal and the person making such acquisition proposal).

The Merger Agreement also includes customary termination rights for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including in the event of a termination by the Company in order to accept a Superior Proposal, the Company will be required to pay a termination fee of $76,000,000.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger.  The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were made solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by the parties.  In particular, the representations, warranties and covenants contained in the Merger Agreement and described above were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and to reports and documents filed with the United States Securities and Exchange Commission (the “SEC”).  Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein.  Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2015, the Board of Directors of the Company, on the recommendation of the Compensation Committee, approved and authorized the Company to enter into Executive Severance Agreements with certain of the Company’s employees, including James F. Cleary, Jr., Mary Patricia B. Thompson, Jeffrey J. Danielson, John J. Francis and Jeremy C. Ouchley.

For Mr. Cleary, Ms. Thompson and Mr. Ouchley, the Executive Severance Agreements provide that, in the event that the applicable employee’s employment is terminated without cause or for good reason (as such terms are defined in the Executive Severance Agreements), in either case, within two years following the occurrence of a change in control (as defined in the Executive Severance Agreements), the Company shall, subject to the employee’s execution of a release of claims, pay the applicable employee an amount equal to 1.5 times the sum of (x) the higher of the employee’s base salary at the time of termination and the employee’s base salary immediately prior to the change in control, plus (y) the grant date value of the most recent annual incentive equity awards granted to the employee prior to the change in control (calculated assuming all such awards are vested) plus (z) the most recent annual cash bonus (base and stretch) paid to the employee prior to the change in control that exceeded $0.00.  Such amount will be paid in equal installments in accordance with the Company’s normal payroll practices (as in effect from time to time) during the 12 month period following termination of employment.

The severance benefits also include 18 months of COBRA reimbursements, $25,000 of outplacement services and payment of a pro-rata bonus for the year of termination (based on the greater of the employee’s maximum bonus opportunity for the year of termination or the employee’s maximum bonus opportunity as in effect immediately prior to the change in control, and payable in a lump sum following execution of an irrevocable release).  If doing so would be advantageous to the employee on an after tax basis, the severance and any other change in control benefits will be reduced by the minimum amount necessary to avoid the application of the excise tax under Section 4999 of the Internal Revenue Code.

Notwithstanding the foregoing, if a court of competent jurisdiction has determined that the employee has intentionally and materially violated any non-competition, non-solicitation and/or non-disclosure restrictive covenants in any agreement between the applicable employee and the Company or any of its affiliates during any period that the employee is entitled to receive any of the payments or benefits described above, then the Company may cease providing any further payments and benefits under and the employee shall repay to the Company within 10 days after any request all such payments and benefits received by the employee after the first date on which the employee was determined by such court to have intentionally and materially violated such non-competition, non-solicitation and/or non-disclosure restrictive covenants.

For Messrs. Danielson and Francis, the Executive Severance Agreements are consistent with those described above with the exception that the severance benefit multiplier is 1 instead of 1.5.

The foregoing description of the Executive  Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Severance Agreements, which are filed as Exhibits 10.1-10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On January 12, 2015, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 12, 2015, the Company issued a press release announcing that it has indefinitely postponed its 2015 Annual Meeting of Stockholders, originally scheduled for Wednesday, February 11, 2015, due to the recently announced Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 11, 2015, by and among MWI Veterinary Supply, Inc., AmerisourceBergen Corporation and Roscoe Acquisition Corp.
10.1	Executive Severance Agreement, dated January 12, 2015, by and among MWI Veterinary Supply Co., MWI Veterinary Supply, Inc. and James Cleary

10.2	Executive Severance Agreement, dated January 12, 2015, by and among MWI Veterinary Supply Co., MWI Veterinary Supply, Inc. and Mary Patricia Thompson
10.3	Executive Severance Agreement, dated January 12, 2015, by and among MWI Veterinary Supply Co., MWI Veterinary Supply, Inc. and Jeff Danielson
10.4	Executive Severance Agreement, dated January 12, 2015, by and between MWI Veterinary Supply Co. and John Francis
10.5	Executive Severance Agreement, dated January 12, 2015, by and between MWI Veterinary Supply Co. and Jeremy Ouchley
99.1	Joint press release of MWI Veterinary Supply, Inc. and AmerisourceBergen Corporation, dated January 12, 2015
99.2	MWI Veterinary Supply, Inc. press release dated January 12, 2015

Notice to Investors

The Offer has not yet commenced.  This communication is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell any securities of the Company.  The solicitation and offer to buy common stock of the Company will only be made pursuant to an Offer to Purchase and related materials.  At the time the tender offer is commenced, AmerisourceBergen Corporation and Roscoe Acquisition Corp. will file a tender offer statement, containing an offer to purchase, a form of letter of transmittal and other related documents with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer.  Investors are strongly advised to read these tender offer materials, as well as any other documents relating to the Offer and the Merger that are filed with the SEC, carefully and in their entirety when they become available, as they may be amended from time to time, because they will contain important information about the Offer that the Company’s stockholders should consider prior to making any decisions with respect to the Offer.  Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov, or free of charge from the Company at www.mwivet.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this announcement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits of the proposed transaction, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain requisite regulatory approvals, the tender of a majority of the outstanding shares of common stock of the Company and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2014, as well as the tender offer documents to be filed by AmerisourceBergen Corporation and the Solicitation/Recommendation Statement to be filed by the Company. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: January 12, 2015	By:	/s/ Mary Patricia B. Thompson

Mary Patricia B. Thompson

Senior Vice President of Finance and Administration and Chief Financial Officer

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 11, 2015, by and among MWI Veterinary Supply, Inc., AmerisourceBergen Corporation and Roscoe Acquisition Corp.
10.1	Executive Severance Agreement, dated January 12, 2015, by and among MWI Veterinary Supply Co., MWI Veterinary Supply, Inc. and James Cleary
10.2	Executive Severance Agreement, dated January 12, 2015, by and among MWI Veterinary Supply Co., MWI Veterinary Supply, Inc. and Mary Patricia Thompson
10.3	Executive Severance Agreement, dated January 12, 2015, by and among MWI Veterinary Supply Co., MWI Veterinary Supply, Inc. and Jeff Danielson
10.4	Executive Severance Agreement, dated January 12, 2015, by and between MWI Veterinary Supply Co. and John Francis
10.5	Executive Severance Agreement, dated January 12, 2015, by and between MWI Veterinary Supply Co. and Jeremy Ouchley
99.1	Joint press release of MWI Veterinary Supply, Inc. and AmerisourceBergen Corporation, dated January 12, 2015
99.2	MWI Veterinary Supply, Inc. press release dated January 12, 2015